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                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 22, 1994, in this Registration Statement on Form S-1 of Comprehensive Care Corporation and Subsidiaries and to all references to our firm included in this Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to May 31, 1994, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


St. Louis, Missouri
February 7, 1997